HALLIBURTON ELECTIVE DEFERRAL PLAN





















                             As Amended and Restated
                             Effective June 1, 1999

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                                TABLE OF CONTENTS
                                -----------------
ARTICLE                                                                 PAGE
-------                                                                 ----


I        -     Definitions and Construction ...............................I-1

II       -     Participation .............................................II-1

III      -     Account Credits ..........................................III-1

IV       -     Withdrawals ...............................................IV-1

V        -     Payment of Benefits ........................................V-1

VI       -     Administration of the Plan.................................VI-1

VII      -     Administration of Funds...................................VII-1

VIII     -     Nature of the Plan.......................................VIII-1

IX       -     Participating Employers ...................................IX-1

X        -     Miscellaneous ..............................................X-1




                                       (i)

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                       HALLIBURTON ELECTIVE DEFERRAL PLAN



                              W I T N E S S E T H :


         WHEREAS, Halliburton Company (the "Company"), desiring to aid certain of its employees in making more adequate provision for their retirement, has decided to adopt the following Halliburton Elective Deferral Plan (the "Plan"); and

         WHEREAS, the Plan has been amended in several respects, and the Company desires to restate the Plan to include all prior amendments;

         NOW THEREFORE, the Plan is hereby restated to read as follows, effective as of June 1, 1999:



                                      (ii)

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                                       I.

                          Definitions and Construction
                          ----------------------------

         1.1 Definitions. Where the following words and phrases appear in the Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary.

(1) Account: A memorandum bookkeeping account established on the records of the Employer for a Participant that is credited with amounts determined in accordance with Article III of the Plan. As of any determination date, a Participant's benefit under the Plan shall be equal to the amount credited to his Account as of such date. A Participant shall have a 100% nonforfeitable interest in his Account at all times.

(2)      Act: The Employee Retirement Income Security Act of 1974, as amended.

(3) Affiliate: Any entity of which an aggregate of 50% or more of the ownership interest is owned of record or beneficially, directly or indirectly, by the Company or any other Affiliate.

(4) Base Salary: The base rate of cash compensation paid by the Employer to or for the benefit of a Participant for services rendered or labor performed while a Participant, including base pay a Participant could have received in cash in lieu of (A) deferrals pursuant to Section 3.1 and (B) contributions made on his behalf to any qualified plan maintained by the Employer or to any cafeteria plan under section 125 of the Code maintained by the Employer.

(5) Bonus Compensation: With respect to any Participant for a Plan Year, the amount awarded under a bonus plan maintained by the Employer.

(6)      Code: The Internal Revenue Code of 1986, as amended.

(7)      Compensation Committee:  The Compensation Committee of the Directors.

(8) Committee: The administrative committee appointed by the Compensation Committee to administer the Plan.

(9)      Company:  Halliburton Company.

(10)     Directors:  The Board of Directors of the Company.

(11)     Effective Date:  January 1, 1995.



                                      I-1

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(12)     Employer:  The Company and each eligible organization  designated as an
         Employer in accordance with the provisions of Article IX of the Plan.

(13) Participant: Each individual who has been selected for participation in the Plan and who has become a Participant pursuant to Article II.

(14) Plan: The Halliburton Elective Deferral Plan, as amended from time to time.

(15) Plan Year: The twelve-consecutive month period commencing January 1 of each year.

(16) Retirement: The date the Participant retires in accordance with the terms of his Employer's retirement policy as in effect at that time.

(17)     Trust: The trust, if any, established under the Trust Agreement.

(18) Trust Agreement: The agreement, if any, entered into between the Employer and the Trustee pursuant to Article VIII.

(19) Trust Fund: The funds and properties, if any, held pursuant to the provisions of the Trust Agreement, together with all income, profits and increments thereto.

(20) Trustee: The trustee or trustees appointed by the Committee who are qualified and acting under the Trust Agreement at any time.

(21) Unforeseeable Emergency: A severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in section 152(a) of the
         Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

         1.2 Number and Gender. Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

         1.3 Headings. The headings of Articles and Sections herein are included solely for convenience, and if there is any conflict between such headings and the text of the Plan, the text shall control.



                                       I-2

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                                       II.

                                  Participation
                                  -------------

         2.1 Participation. Participants in the Plan are those employees of the Employer (a) who are subject to the income tax laws of United States, (b) who are officers or members of a select group of highly compensated employees of the Employer, and (c) who are selected by the Committee, in its sole discretion, as Participants. The Committee shall notify each Participant of his selection as a Participant. Subject to the provisions of Section 2.2, a Participant shall remain eligible to defer Base Salary and/or Bonus Compensation hereunder for each Plan Year following his initial year of participation in the Plan.

         2.2 Cessation of Active Participation. Notwithstanding any provision herein to the contrary, an individual who has become a Participant in the Plan shall cease to be entitled to defer Base Salary and/or Bonus Compensation hereunder effective as of any date designated by the Committee. Any such Committee action shall be communicated to the affected individual prior to the effective date of such action.


                                      II-1

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                                      III.

                                 Account Credits
                                 ---------------

         3.1      Base Salary Deferrals.

                  (a) Any participant may elect to defer receipt of an integral percentage of from 5% to 50% of his Base Salary, in 5% increments, for any Plan Year; provided, however, that a Participant may elect to defer receipt of an integral percentage of from 5% to 90% of his Base Salary, in 5% increments, for the Plan Year in which he is first eligible to participate in the Plan. A Participant's election to defer receipt of a percentage of his Base Salary for any Plan Year shall be made on or before the last day of the preceding Plan Year. Notwithstanding the foregoing, if an individual initially becomes a Participant other than on the first day of a Plan Year, such Participant's election to defer receipt of a percentage of his Base Salary for such Plan Year may be made no later than 30 days after he becomes a Participant, but such election shall be prospective only. The reduction in a Participant's Base Salary pursuant to his election shall be effected by Base Salary reductions as of each payroll period within the election period. Base Salary for a Plan Year not deferred by a Participant pursuant to this Paragraph shall be received by such Participant in cash, except as provided by any other plan maintained by the Employer. Deferrals of Base Salary under this Plan shall be made before elective deferrals or contributions of Base Salary under any other plan maintained by the Employer. Base Salary deferrals made by a Participant shall be credited to such Participant's Account as of the date the Base Salary deferred would have been received by such Participant in cash had no deferral been made pursuant to this Section. Except as provided in Paragraph (b), deferral elections for a Plan Year pursuant to this Section shall be irrevocable.

                  (b) A Participant shall be permitted to revoke his election to defer receipt of his Base Salary for any Plan Year in the event of an Unforeseeable Emergency, as determined by the Committee in its sole discretion. For purposes of the Plan, the decision of the Committee regarding the existence or nonexistence of an Unforeseeable Emergency of a Participant shall be final and binding. Further, the Committee shall have the authority to require a Participant to provide such proof as it deems necessary to establish the existence and significant nature of the Participant's Unforeseeable Emergency. A Participant who is permitted to revoke his Base Salary deferral election during a Plan Year shall not be permitted to resume Base Salary deferrals under the Plan until the next following Plan Year.

         3.2 Bonus Compensation Deferrals. Any Participant may elect to defer receipt of an integral percentage of from 5% to 90% of his Bonus Compensation, in 5% increments, for any Plan Year. A Participant's election to defer receipt of a percentage of his Bonus Compensation for any Plan Year shall be made on or before the last day of the preceding Plan Year. Notwithstanding the foregoing, if any individual initially becomes a Participant other than on the first day of a Plan Year, such Participant's election to defer receipt of a percentage of his Bonus Compensation for such Plan Year may be made no later than 30 days after he becomes a Participant, but such election shall apply only to a pro rata portion of his Bonus Compensation for such Plan Year based upon


                                      III-1

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the number  ofcomplete  months remaining in such Plan Year divided by twelve. If
Bonus Compensation for a Plan Year is payable in more than one future Plan Year under the applicable bonus plan, a Participant shall make a separate election under this Section with respect to such Bonus Compensation for each Plan Year in which such Bonus Compensation is payable. Bonus Compensation for a Plan Year not deferred by a Participant pursuant to this Section shall be received by such Participant except as provided by any other plan maintained by the Employer. Deferrals of Bonus Compensation under this Plan shall be made before elective deferrals or contributions of Bonus Compensation under any other plan maintained by the Employer. Bonus Compensation deferrals made by a Participant shall be credited to such Participant's Account as of the date the Bonus Compensation deferred would have been received by such Participant had no deferral been made pursuant to this Section 3.2. Deferral elections for a Plan Year pursuant to this Section shall be irrevocable.

         3.3 Earnings Credits. For each Plan Year, a Participant's Account shall be credited semi-annually on June 30 and December 31 with an amount of earnings based on the weighted average balance of such Account during the preceding six months and the Moody's corporate bond average annual yield for long-term investment grade bonds during the six-month period ended seven months prior to each semi-annual earnings credit date, plus 2%. (For example, the rate earned for the six months ended December 31, 1995, would be based on the average Moody's rate for the six months ended May 31, 1995, plus 2%). So long as there is any balance in any Account, such Account shall continue to receive earnings credits pursuant to this Section.



                                      III-2

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                                       IV.

                                   Withdrawals
                                   -----------

         Participants shall be permitted to make withdrawals from the Plan only in the event of an Unforeseeable Emergency, as determined by the Committee in its sole discretion. No withdrawal shall be allowed to the extent that such Unforeseeable Emergency is or may be relieved (a) through reimbursement or compensation by insurance or otherwise, (b) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship or (c) by cessation of Base Salary deferrals under the Plan pursuant to Section 3.1(b). Further, the Committee shall permit a Participant to withdraw only the amount it determines, in its sole discretion, to be reasonably needed to satisfy the Unforeseeable Emergency.


                                      IV-1

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                                       V.

                               Payment of Benefits
                               -------------------

         5.1 Payment Election Generally. In conjunction with each deferral election made by a Participant pursuant to Article III for a Plan Year, such Participant shall elect, subject to Sections 5.4, 5.5, 5.7 and 5.8, the time and the form of payment with respect to such deferral and the earnings credited thereto. A Participant may revise his election regarding the time and form of payment of deferred amounts, but such revised election shall not be effective until one year from the date of the revised election and shall be effective only if payment has not been made or commenced pursuant to Section 5.2 prior to the expiration of such one-year period.

         5.2 Time of Benefit Payment. With respect to each deferral election made by a Participant pursuant to Article III, such Participant shall elect to commence payment of such deferral and the earnings credited thereto on one of the following dates:

                  (a)  Retirement; or

                  (b) A specific future month and year, but not earlier than five years from the date of the deferral if the Participant has not attained age fifty-five at the time of the deferral or one year from the date of the deferral if the Participant has attained age fifty-five at the time of the deferral, and not later than the first day of the year in which the Participant attains age seventy.

         5.3 Form of Benefit Payment. With respect to each deferral election made by a Participant pursuant to Article III, such Participant shall elect the form of payment with respect to such deferral and the earnings credited thereto from one of the following forms:

                  (a)  A lump sum; or

                  (b) Installment payments for a period not to exceed ten years.

Installment payments shall be paid annually on the first business day of January of each Plan Year; provided however, that not later than sixty days prior to the date payment is to commence, a Participant may elect to have his installment payments paid quarterly on the first business day of each calendar quarter. Each installment payment shall be determined by multiplying the deferral and the earnings credited thereto at the time of the payment by a fraction, the numerator of which is one and the denominator of which is the number of remaining installment payments to be made to Participant. In the event the total amount credited to a Participant's Account does not exceed $50,000, the Committee may, in its sole discretion, pay such amounts in a lump sum.

         5.4 Total and Permanent Disability. If a Participant becomes totally and permanently disabled while employed by the Employer, payment of the amounts credited to such Participant's Account shall commence on the first business day of the second calendar quarter following the date the Committee makes a determination that the Participant is totally and permanently disabled, in the form of payment determined in accordance with Section 5.3. The above notwithstanding, if such Participant is already receiving payments pursuant to
Section 5.2(b) and Section 5.3(b), such payments shall continue. For purposes of the Plan, a Participant shall be considered totally and permanently disabled if the Committee determines, based on a written medical opinion (unless waived by the Committee as unnecessary), that such Participant is permanently incapable of performing his job for physical or mental reasons.

         5.5 Death. In the event of a Participant's death at a time when amounts are credited to such Participant's Account, such amounts shall be paid to such Participant's designated beneficiary or beneficiaries in five annual installments commencing as soon as administratively feasible after such Participant's date of death. However, the Participant's designated beneficiary or beneficiaries may request a lump sum payment based upon hardship, and the Committee, in its sole discretion, may approve such request.

         5.6      Designation of Beneficiaries.

                  (a) Each Participant shall have the right to designate the beneficiary or beneficiaries to receive payment of his benefit in the event of his death. Each such designation shall be made by executing the beneficiary designation form prescribed by the Committee and filing same with the Committee. Any such designation may be changed at any time by execution of a new designation in accordance with this Section.

                  (b) If no such designation is on file with the Committee at the time of the death of the Participant or such designation is not effective for any reason as determined by the Committee, then the designated beneficiary or beneficiaries to receive such benefit shall be as follows:

                       (1) If a Participant leaves a surviving spouse, his benefit shall be paid to such surviving spouse;

                       (2) If a Participant leaves no surviving spouse, his benefit shall be paid to such Participant's executor or administrator, or to his heirs at law if there is no administration of such Participant's estate.

         5.7 Other Termination of Employment. If a Participant terminates his employment with the Employer before Retirement for a reason other than total and permanent disability or death, the amounts credited to such Participant's Account shall be paid to the Participant in a lump sum no less than thirty days and no more than one year after the Participant's date of termination of employment. For purposes of this Section, transfers of employment between and among the Company and its Affiliates shall not be considered a termination of employment.

         5.8 Change in the Company's Credit Rating. If the Standard & Poor's rating for the Company's senior indebtedness falls below BBB, the amounts credited to Participants' Accounts shall be paid to the Participants in a lump sum within forty-five days after the date of change of such credit rating.

         5.9 Payment of Benefits. To the extent the Trust Fund, if any, has sufficient assets, the Trustee shall pay benefits to Participants or their beneficiaries, except to the extent the Employer pays the benefits directly and provides adequate evidence of such payment to the Trustee. To the extent the Trustee does not or cannot pay benefits out of the Trust Fund, the benefits shall be paid by the Employer. Any benefit payments made to a Participant or for his benefit pursuant to any provision of the Plan shall be debited to such Participant's Account. All benefit payments shall be made in cash to the fullest extent practicable.

         5.10 Unclaimed Benefits. In the case of a benefit payable on behalf of a Participant, if the Committee is unable to locate the Participant or beneficiary to whom such benefit is payable, upon the Committee's determination thereof, such benefit shall be forfeited to the Employer. Notwithstanding the foregoing, if subsequent to any such forfeiture the Participant or beneficiary to whom such benefit is payable makes a valid claim for such benefit, such forfeited benefit shall be paid by the Employer or restored to the Plan by the Employer.

         5.11 No Acceleration of Bonus Compensation. The time of payment of any Bonus Compensation that the Participant has elected to defer but that has not yet been credited to the Participant's Account because it is not yet payable without regard to the deferral shall not be accelerated as a result of the provisions of this Article. If, pursuant to the provisions of this Article, payment of such Bonus Compensation would no longer be deferred at the time it becomes payable, such Bonus Compensation shall be paid to the Participant within 90 days of the date it would have been payable had the Participant not made a deferral election.

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                                       VI.

                           Administration of the Plan
                           --------------------------

         6.1 Committee Powers and Duties. The general administration of the Plan shall be vested in the Committee. The Committee shall supervise the administration and enforcement of the Plan according to the terms and provisions hereof and shall have all powers necessary to accomplish these purposes, including, but not by way of limitation, the right, power, authority, and duty:

                  (a) To make rules, regulations, and bylaws for the administration of the Plan that are not inconsistent with the terms and provisions hereof, and to enforce the terms of the Plan and the rules and regulations promulgated thereunder by the Committee;

                  (b) To construe in its discretion all terms, provisions, conditions, and limitations of the Plan;

                  (c) To correct any defect or to supply any omission or to reconcile any inconsistency that may appear in the Plan in such manner and to such extent as it shall deem in its discretion expedient to effectuate the purposes of the Plan;

                  (d) To employ and compensate such accountants, attorneys, investment advisors, and other agents, employees, and independent contractors as the Committee may deem necessary or advisable for the proper and efficient administration of the Plan;

                  (e) To determine in its discretion all questions relating to eligibility;

                  (f)  To   determine  whether   and  when  there   has  been  a
         termination of a Participant's employment with the Employer, and the reason for such termination;

                  (g) To make a determination in its discretion as to the right of any person to a benefit under the Plan and to prescribe procedures to be followed by distributees in obtaining benefits hereunder; and

                  (h) To receive and review reports from the Trustee as to the financial condition of the Trust Fund, if any, including its receipts and disbursements.

         6.2 Self-Interest of Participants. No member of the Committee shall have any right to vote or decide upon any matter relating solely to himself under the Plan (including, without limitation, Committee decisions under Article II) or to vote in any case in which his individual right to claim any benefit under the Plan is particularly involved. In any case in which a Committee member is so disqualified to act and the remaining members cannot agree, the Compensation Committee shall appoint a temporary substitute member to exercise all the powers of the disqualified member concerning the matter in which he is disqualified.

         6.3 Claims Review. In any case in which a claim for Plan benefits of a Participant or beneficiary is denied or modified, the Committee shall furnish written notice to the claimant within ninety days (or within 180 days if additional information requested by the Committee necessitates an extension of the ninety-day period), which notice shall:

                  (a) State the specific reason or reasons for the denial or modification;

                  (b) Provide specific reference to pertinent Plan provisions on which the denial or modification is based;

                  (c) Provide a description of any additional material or information necessary for the Participant, his beneficiary, or representative to perfect the claim and an explanation of why such material or information is necessary; and

                  (d) Explain the Plan's claim review procedure as contained herein.

In  the  event  a  claim  for  Plan  benefits  is  denied  or  modified,  if the
Participant, his beneficiary, or a representative of such Participant or beneficiary desires to have such denial or modification reviewed, he must,
within  sixty  days   following   receipt  of  the  notice  of  such  denial  or
modification, submit a written request for review by the Committee of its initial decision. In connection with such request, the Participant, his beneficiary, or the representative of such Participant or beneficiary may review any pertinent documents upon which such denial or modification was based and may submit issues and comments in writing. Within sixty days following such request for review the Committee shall, after providing a full and fair review, render its final decision in writing to the Participant, his beneficiary or the representative of such Participant or beneficiary stating specific reasons for such decision and making specific references to pertinent Plan provisions upon which the decision is based. If special circumstances require an extension of such sixty-day period, the Committee's decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If an extension of time for review is required, written notice of the extension shall be furnished to the Participant, beneficiary, or the representative of such Participant or beneficiary prior to the commencement of the extension period.

         6.4 Employer to Supply Information. The Employer shall supply full and timely information to the Committee, including, but not limited to, information relating to each Participant's compensation, age, retirement, death, or other cause of termination of employment and such other pertinent facts as the Committee may require. The Employer shall advise the Trustee, if any, of such of the foregoing facts as are deemed necessary for the Trustee to carry out the Trustee's duties under the Plan and the Trust Agreement. When making a determination in connection with the Plan, the Committee shall be entitled to rely upon the aforesaid information furnished by the Employer.

         6.5 Indemnity. The Company shall indemnify and hold harmless each member of the Committee against any and all expenses and liabilities arising out of his administrative functions or fiduciary responsibilities, including any expenses and liabilities that are caused by or result from an act or omission constituting the negligence of such member in the performance of such functions or responsibilities, but excluding expenses and liabilities that are caused by or result from such member's own gross negligence or willful misconduct. Expenses against which such member shall be indemnified hereunder shall include, without limitation, the amounts of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted or a proceeding brought or settlement thereof.

                                      VII.

                             Administration of Funds
                             -----------------------

         7.1 Payment of Expenses. All expenses incident to the administration of the Plan and Trust, including but not limited to, legal, accounting, Trustee fees, and expenses of the Committee, may be paid by the Employer and, if not paid by the Employer, shall be paid by the Trustee from the Trust Fund, if any.

         7.2 Trust Fund Property. All income, profits, recoveries, contributions, forfeitures and any and all moneys, securities and properties of any kind at any time received or held by the Trustee, if any, shall be held for investment purposes as a commingled Trust Fund pursuant to the terms of the Trust Agreement. The Committee shall maintain one or more Accounts in the name of each Participant, but the maintenance of an Account designated as the Account of a Participant shall not mean that such Participant shall have a greater or lesser interest than that due him by operation of the Plan and shall not be considered as segregating any funds or property from any other funds or property contained in the commingled fund. No Participant shall have any title to any specific asset in the Trust Fund, if any.


                                      VII-1

                                      VIII.

                               Nature of the Plan
                               ------------------

         The Employer intends and desires by the adoption of the Plan to recognize the value to the Employer of the past and present services of employees covered by the Plan and to encourage and assure their continued service with the Employer by making more adequate provision for their future retirement security. The Plan is intended to constitute an unfunded, unsecured plan of deferred compensation for a select group of management or highly compensated employees of the Employer. Plan benefits herein provided are to be paid out of the Employer's general assets. The Plan constitutes a mere promise by the Employers to make benefit payments in the future and Participants have the status of general unsecured creditors of the Employers. Nevertheless, subject to the terms hereof and of the Trust Agreement, if any, the Employers, or the Company on behalf of the Employers, may transfer money or other property to the Trustee and the Trustee shall pay Plan benefits to Participants and their beneficiaries out of the Trust Fund.

         The Committee, in its sole discretion, may establish the Trust and direct the Employers to enter into the Trust Agreement and adopt the Trust for purposes of the Plan. In such event, the Employers shall remain the owner of all assets in the Trust Fund and the assets shall be subject to the claims of each Employer's creditors if such Employer ever becomes insolvent. For purposes hereof, an Employer shall be considered "insolvent" if (a) the Employer is unable to pay its debts as they become due, or (b) the Employer is subject to a pending proceeding as a debtor under the United States Bankruptcy Code (or any successor federal statute). The chief executive officer of the Employer and its board of directors shall have the duty to inform the Trustee in writing if the Employer becomes insolvent. Such notice given under the preceding sentence by any party shall satisfy all of the parties' duty to give notice. When so informed, the Trustee shall suspend payments to the Participants and hold the assets for the benefit of the Employer's general creditors. If the Trustee receives a written allegation that the Employer is insolvent, the Trustee shall suspend payments to the Participants and hold the Trust Fund for the benefit of the Employer's general creditors, and shall determine within the period specified in the Trust Agreement whether the Employer is insolvent. If the Trustee determines that the Employer is not insolvent, the Trustee shall resume payments to the Participants. No Participant or beneficiary shall have any preferred claim to, or any beneficial ownership interest in, any assets of the Trust Fund.


                                     VIII-1

                                       IX.

                             Participating Employers
                             -----------------------

         The Committee may designate any entity or organization eligible by law to participate in this Plan as an Employer by written instrument delivered to the Secretary of the Company and the designated Employer. Such written instrument shall specify the effective date of such designated participation, may incorporate specific provisions relating to the operation of the Plan which apply to the designated Employer only and shall become, as to such designated Employer and its employees, a part of the Plan. Each designated Employer shall be conclusively presumed to have consented to its designation and to have agreed to be bound by the terms of the Plan and any and all amendments thereto upon its submission of information to the Committee required by the terms of or with respect to the Plan; provided, however, that the terms of the Plan may be modified so as to increase the obligations of an Employer only with the consent of such Employer, which consent shall be conclusively presumed to have been given by such Employer upon its submission of any information to the Committee required by the terms of or with respect to the Plan. Except as modified by the Committee in its written instrument, the provisions of this Plan shall be applicable with respect to each Employer separately, and amounts payable hereunder shall be paid by the Employer which employs the particular Participant, if not paid from the Trust Fund.

                                       X.

                                  Miscellaneous
                                  -------------

         10.1 Not Contract of Employment. The adoption and maintenance of the Plan shall not be deemed to be a contract between the Employer and any person or to be consideration for the employment of any person. Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Employer or to restrict the right of the Employer to discharge any person at any time nor shall the Plan be deemed to give the Employer the right to require any person to remain in the employ of the Employer or to restrict any person's right to terminate his employment at any time.

         10.2 Alienation of Interest Forbidden. Except as hereinafter provided, the interest of a Participant or his beneficiary or beneficiaries hereunder may not be sold, transferred, assigned, or encumbered in any manner, either voluntarily or involuntarily, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void; neither shall the benefits hereunder be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person to whom such benefits or funds are payable, nor shall they be an asset in bankruptcy or subject to garnishment, attachment or other legal or equitable proceedings. Plan provisions to the contrary notwithstanding, the Committee shall comply with the terms and provisions of an order that satisfies the requirements for a "qualified domestic relations order" as such term is defined in section 206(d)
(3)(B) of the Act, including an order that requires distributions to an alternate payee prior to a Participant's "earliest retirement age" as such term is defined in section 206(d)(3)(E)(ii) of the Act.

         10.3 Withholding. All deferrals and payments provided for hereunder shall be subject to applicable withholding and other deductions as shall be required of the Employer under any applicable local, state or federal law.

         10.4 Amendment and Termination. The Compensation Committee may from time to time, in its discretion, amend, in whole or in part, any or all of the provisions of the Plan; provided, however, that no amendment may be made that would impair the rights of a Participant with respect to amounts already allocated to his Account. The Compensation Committee may terminate the Plan at any time. In the event that the Plan is terminated, the balance in a Participant's Account shall be paid to such Participant or his designated beneficiary in a single lump sum payment of cash in full satisfaction of all of such Participant's or beneficiary's benefits hereunder. Any such amendment to or termination of the Plan shall be in writing and signed by a member of the Compensation Committee.

         10.5 Severability. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

         10.6 Governing Laws. All provisions of the Plan shall be construed in accordance with the laws of Texas except to the extent preempted by federal law.


                                       X-2